EXHIBIT 23.1
                    CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58207, No. 333-39109 and No. _________________)
of 3Dfx Interactive, Inc. of our report dated December 12, 1998, except as to
Note 15, which is as of January 15, 1999, relating to the consolidated
January 15, 1999, relating to the consolidated financial statements of STB Systems, Inc., which are incorporated by reference into this Current
Report on Form 8-K.

PricewaterhouseCoopers LLP
Dallas, Texas
May 20, 1999